Registration No. 333-

As filed with the Securities and Exchange Commission on February 8, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adrian Kuzycz

Executive Vice President and Associate General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Gordon S. Moodie, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52 Street

New York, New York 10019

(212) 403-1000

(Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Voting Shares, no par value	266,667 (1)	$32.31 (2)	$8,616,011	$1,073
Class B Non-Voting Shares, no par value	278,334 (1)	$30.44 (2)	$8,472,487	$1,055

(1)	In the event of a stock split, stock dividend or similar transaction involving the Class A Voting Shares or Class B Non-Voting Shares of the registrant, in order to prevent dilution, the number of such shares registered hereby shall be automatically adjusted to cover the additional Class A Voting Shares or Class B Non-Voting Shares, as the case may be, in accordance with Rule 416 under the Securities Act.
(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the registrant’s voting shares and non-voting shares on the New York Stock Exchange on February 7, 2018.

PROSPECTUS

Lions Gate Entertainment Corp.

266,667 Class A Voting Shares

278,334 Class B Non-Voting Shares

This prospectus relates to the resale of up to 266,667 Class A voting shares, or voting shares, and 278,334 Class B non-voting shares, or non-voting shares, of Lions Gate Entertainment Corp. that may be offered and sold from time to time by the selling securityholders named in this prospectus. For information on the selling securityholders, please see the section entitled “Selling Securityholders” beginning on page 6 of this prospectus. The selling securityholders, as reported in our Form 8-K filed with the Securities and Exchange Commission, or SEC, on October 27, 2016, have acquired the shares offered for resale under this prospectus in connection with the October 2016 Securities Issuance and Payment Agreement between us and the selling securityholders pursuant to which, under certain conditions, we agreed to issue to the selling securityholders voting shares and non-voting shares.

We will not receive any proceeds from the sale of the voting shares or non-voting shares covered by this prospectus.

The selling securityholders identified in this prospectus will pay any underwriting discounts and commissions and transfer taxes incurred by them in disposing of the shares. We will pay all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus.

The selling securityholders identified in this prospectus, or their pledgees, donees, assignees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our voting shares are traded on the New York Stock Exchange, or NYSE, under the symbol “LGF.A”. Our non-voting shares are traded on NYSE under the symbol “LGF.B”. On February 7, 2018, the closing price of (i) our voting shares as reported on NYSE was $31.59 per share and (ii) our non-voting shares as reported on NYSE was $29.89 per share. You are urged to obtain current market quotations for our voting shares and non-voting shares.

Investing in our voting shares and/or non-voting shares involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2018

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholder may sell our voting shares and non-voting shares. This prospectus provides you with a general description of the securities the selling securityholder may offer. Each time the selling securityholder sells securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, the accompanying supplement to this prospectus and any free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any free writing prospectus. This prospectus, the accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date.

Unless expressly stated or the context otherwise requires, the terms “Lions Gate”, “we”, “our”, “us” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information incorporated by reference into this prospectus may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Exchange Act. Such statements are based upon current expectations that involve risks and uncertainties. For example, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “projects”, “seeks”, “should” and similar expressions or variations of such words are intended to identify forward-looking statements. Additionally, any statements contained in this prospectus and the information incorporated by reference into this prospectus that are not statements of historical facts or that concern future matters such as our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate and other statements regarding similar matters may be deemed to be forward-looking statements.

Although forward-looking statements in this prospectus and the information incorporated by reference into this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

LIONS GATE ENTERTAINMENT CORP.

Lions Gate is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment. We operate primarily through three reporting segments: Motion Pictures, Television Production and Media Networks.

Motion Pictures

Our Motion Pictures segment includes revenues derived from the following:

•	Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (directly distributed by us in the United States and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that we negotiate with our theatrical exhibitors in the United States generally provide that we receive a percentage of the box office results and are negotiated on a picture-by-picture basis.

•	Home Entertainment. Home entertainment revenues are derived from the sale and rental of our film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms. In addition, we have revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, we share in the rental or sales revenues generated by the platform on a title-by-title basis. We distribute a library of approximately 16,000 motion picture titles and television episodes and programs.

•	Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to linear pay, basic cable and free television markets.

•	International. International revenues are derived from the licensing of our productions, acquired films, our catalog product and libraries of acquired titles from our international subsidiaries to international distributors, on a territory-by-territory basis. International revenues also include revenues from the direct distribution of our productions, acquired films and our catalog product and libraries of acquired titles in the United Kingdom.

•	Other. Other revenues are derived from, among others, our interactive ventures and games division, our global franchise management and strategic partnerships division (which includes location based entertainment), the sales and licensing of music from the theatrical exhibition of our films and the television broadcast of our productions and from the licensing of our films and television programs to ancillary markets.

Television Production

Our Television Production segment includes revenues derived from the following:

•	Domestic Television. Domestic television revenues are derived from the licensing and syndication to domestic markets of one-hour and half-hour scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	International. International revenues are derived from the licensing and syndication to international markets of one-hour and half-hour scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. Home entertainment revenues are derived from the sale or rental of television production movies or series to retail stores and through digital media platforms. We distribute a library of approximately 16,000 motion picture titles and television episodes and programs.

•	Other. Other revenues are derived from, among others, product integration in our television episodes and programs, the sales and licensing of music from the television broadcasts of our productions, and from the licensing of our television programs to ancillary markets.

Media Networks

Our Media Networks segment includes revenues derived from the following:

•	Starz Networks. Starz Networks’ revenues are derived from the distribution of our STARZ branded premium subscription video services pursuant to affiliation agreements with U.S. multichannel video programming distributors, including cable operators, satellite television providers and telecommunications companies, and online video providers, and on an over-the-top, or OTT, basis. Starz Networks’ revenue is recognized in the period during which programming is provided, either: (i) based solely on the total number of subscribers who receive our services multiplied by rates specified in the affiliation agreements; (ii) based on amounts or rates specified in the affiliation agreements which are not tied solely to the total number of subscribers who receive our services; or (iii) based on the total number of subscribers who receive our OTT service multiplied by the applicable retail rate.

•	Content and Other. Original content revenues are derived from the licensing of Starz original programming to digital media platforms, international television networks, through packaged media and other ancillary markets.

•	Streaming Services. Streaming services revenues are derived from the Lions Gate legacy start-up direct to consumer streaming services on subscription video-on-demand platforms.

We are a corporation organized under the laws of the Province of British Columbia, resulting from the merger of Lions Gate Entertainment Corp. and Beringer Gold Corp. on November 13, 1997. Beringer Gold Corp. was incorporated under the Business Corporation Act (British Columbia) on May 26, 1986 as IMI Computer Corp. Lions Gate Entertainment Corp. was incorporated under the Canada Business Corporations Act using the name 3369382 Canada Limited on April 28, 1997, amended its articles on July 3, 1997 to change its name to Lions Gate Entertainment Corp., and on July 24, 1997, continued under the Business Corporation Act (British Columbia).

Our principal offices are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8 and at 2700 Colorado Avenue, Santa Monica, California 90404. Our telephone numbers are (877) 848-3866 in Vancouver and (310) 449-9200 in Santa Monica. To find out more information about us and our business, you should read the section of the prospectus entitled “Where You Can Find More Information.” We maintain a website at http://www.lionsgate.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

Business Strategy

We continue to grow and diversify our portfolio of film, television and digital content to capitalize on demand from emerging and traditional platforms throughout the world marketplace. We maintain a disciplined approach to acquisition, production and distribution of film and television product, by balancing our financial risks against the probability of commercial success for each project. We pursue the same disciplined approach to investments in, and acquisitions of, libraries and other assets complementary to our business. We believe that our strategic focus on content and creation of innovative content distribution strategies will enhance our competitive position in the industry, ensure optimal use of our capital, build a diversified foundation for future growth and generate significant long-term value for our shareholders.

THE OFFERING

This prospectus relates to the resale of up to 266,667 voting shares and 278,334 non-voting shares that may be offered and sold from time to time by the selling securityholders named in this prospectus. The selling securityholders have acquired the shares offered for resale under this prospectus in connection with the October 2016 Securities Issuance and Payment Agreement between us and the selling securityholders pursuant to which, under certain conditions, we agreed to issue to the selling securityholders voting shares and non-voting shares, as reported in our Form 8-K filed with the SEC on October 27, 2016.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which are incorporated by reference herein.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of voting shares and non-voting shares under this prospectus. We will not receive any proceeds from these sales.

The selling securityholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent auditors.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the selling securityholders and the respective principal amounts of voting shares and non-voting shares beneficially owned by such selling securityholders that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the selling securityholders named in the table, and does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated herein, the selling securityholders do not, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the selling securityholders may from time to time use this prospectus to offer all or some portion of the voting shares and/or non-voting shares offered hereby, we cannot provide an estimate as to the amount or percentage of any such voting shares and/or non-voting shares that will be held by the selling securityholders upon termination of any particular offering or sale under this prospectus. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of any such voting shares and/or non-voting shares since the date on which they provided us information regarding their holdings, in transactions exempt from the registration requirements of the Securities Act.

For the purposes of the following table, the number of voting shares and non-voting shares beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling securityholder has sole or shared voting power or investment power and also any shares which the selling securityholders have the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

The percentage of beneficial ownership for the selling securityholders is based on 81,884,362 voting shares outstanding and 128,892,872 non-voting shares outstanding as of February 7, 2018. Under Rule 13d-3(d)(1) of the Exchange Act, shares which a selling securityholder has the right to acquire within 60 days of the date of this prospectus are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of such selling securityholder but are not deemed to be outstanding as to any other selling securityholder. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of, or voting power with respect to, the number of voting shares or non-voting shares actually outstanding as of the date of this prospectus.

Name	Number of Voting Shares Beneficially Owned Before Offering	Number of Non-Voting Shares Beneficially Owned Before Offering	Number of Voting Shares Being Offered for Resale under this Prospectus (1)	Number of Non- Voting Shares Being Offered for Resale under this Prospectus (1)	Voting and Non- Voting Shares Beneficially Owned After Offering (1)
AT&T Media Holdings, Inc. (2)	266,667	278,334	266,667	278,334	0%
Total	266,667	278,334	266,667	278,334	0%

(1)	Assumes the selling securityholder sells all of the voting shares and non-voting shares being offered by this prospectus.
(2)	The address of AT&T Media Holding, Inc. is 2260 E. Imperial Highway, El Segundo, California 90245. AT&T Media Holding, Inc. has the right to vote and/or dispose of all 266,667 voting shares and 278,334 non-voting shares and is deemed to be the beneficial owner of such shares under applicable securities laws.

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the voting shares and/or non-voting shares from time to time on any stock exchange or automated interdealer quotation system on which the voting shares and/or non-voting shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the voting shares and/or non-voting shares by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged shall attempt to sell the voting shares and/or non-voting shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the voting shares and/or non-voting shares are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the voting shares and/or non-voting shares, whether or not the options are listed on an options exchange;

(h)	through the distribution of the voting shares and/or non-voting shares by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

The selling securityholders may also transfer the voting shares and/or non-voting shares by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the voting shares and/or non-voting shares.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the voting shares and/or non-voting shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the voting shares and/or non-voting shares at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the voting shares and/or non-voting shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the voting shares and/or non-voting shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the voting shares and/or non-voting shares in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the voting shares and/or non-voting shares are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the voting shares and/or non-voting shares owned by them. The pledgees, secured parties or persons to whom the voting shares and/or non-voting shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder shall decrease. The plan of distribution for that selling securityholder’s securities shall otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the voting shares and/or non-voting shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the voting shares and/or non-voting shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer shall be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the voting shares and/or non-voting shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the voting shares and/or non-voting shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the voting shares and/or non-voting shares sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the voting shares and/or non-voting shares in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the voting shares and/or non-voting shares by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the voting shares and/or non-voting shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the voting shares and/or non-voting shares offered hereby to a broker-dealer and the broker-dealer may sell the voting shares and/or non-voting shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions shall be an underwriter and, if not identified in this prospectus, shall be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the voting shares and/or non-voting shares shall be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the voting shares and/or non-voting shares by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the voting shares and/or non-voting shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the voting shares and/or non-voting shares and the ability of any person or entity to engage in market-making activities with respect to the voting shares and/or non-voting shares.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents (who may be deemed to be underwriters), if any, of the voting shares and/or non-voting shares covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We agreed to register the voting shares and/or non-voting shares under the Securities Act of 1933, as amended, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We generally agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel of the selling securityholders, but not including any underwriting discounts, concessions, commissions or fees of the selling securityholders or any applicable transfer taxes.

We shall not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders shall sell all or any portion of the voting shares and/or non-voting shares offered hereby.

DESCRIPTION OF VOTING AND NON-VOTING SHARES

The following summary description sets forth some of the general terms and provisions of our voting shares and non-voting shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the shares, you should refer to the provisions of Lions Gate’s Notice of Articles and Articles.

Lions Gate’s authorized share capital consists of 500,000,000 voting shares, 500,000,000 non-voting shares and 200,000,000 preference shares.

Voting Shares

At the close of business on February 7, 2018, 81,884,362 of the voting shares were issued and outstanding.

The voting shares are listed on the NYSE under the symbol “LGF.A”. Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to the voting shares with respect to priority in the payment of dividends, the holders of the voting shares will be entitled to receive dividends on the voting shares, as and when declared by Lions Gate’s Board of Directors, out of monies properly applicable to the payment of dividends, in the manner and form the Lions Gate Board of Directors determines.

The amount of dividends, if any, that Lions Gate pays to its shareholders is determined by the Lions Gate Board of Directors, at its discretion, and is dependent on a number of factors, including its financial position, results of operations, cash flows, capital requirements and restrictions under its credit agreements, and shall be in compliance with applicable law. Lions Gate cannot guarantee the amount of dividends paid in the future, if any. Lions Gate is also limited in its ability to pay dividends by (a) restrictions under the Business Corporations Act (British Columbia) relating to the solvency of Lions Gate before and after the payment of a dividend and (b) the terms of its credit facility, second lien term loan and the indenture governing its notes. In addition, when a dividend is declared and paid to holders of non-voting shares, Lions Gate will also declare and pay a dividend equally to the holders of the voting shares, on a share for share basis, without preference or priority. Holders of voting shares have no preemptive rights (except for certain holders party to an investor rights agreement with Lions Gate entered into in November 2015), conversion rights or redemption rights and are not subject to further assessment by Lions Gate.

If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of the voting shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding class of shares ranking senior or pari passu to the voting shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.

Except for meetings at which only holders of another specified class or series of Lions Gate’s shares are entitled to vote separately as a class or series, the holders of Lions Gate voting shares will be entitled to one vote per share on each matter submitted for their vote at any meeting of Lions Gate shareholders for each Lions Gate voting share held as of the record date for the meeting. The affirmative vote of at least two-thirds of the votes attached to the Lions Gate voting shares entitled to be cast on the matter will be required to approve certain actions prescribed by the Business Corporations Act (British Columbia).

Non-Voting Shares

At the close of business on February 7, 2018, 128,892,872 of the non-voting shares were issued and outstanding.

The non-voting shares are listed on the NYSE under the symbol “LGF.B”. Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to the non-voting shares with respect to priority in the payment of dividends, the holders of the non-voting shares will be entitled to receive dividends on the non-voting shares, as and when declared by Lions Gate’s Board of Directors, out of monies properly applicable to the payment of dividends, in the manner and form the Lions Gate Board of Directors determines.

The amount of dividends, if any, that Lions Gate pays to its shareholders is determined by the Lions Gate Board of Directors, at its discretion, and is dependent on a number of factors, including its financial position, results of operations, cash flows, capital requirements and restrictions under its credit agreements, and shall be in compliance with applicable law. Lions Gate cannot guarantee the amount of dividends paid in the future, if any. Lions Gate is also limited in its ability to pay dividends by (a) restrictions under the Business Corporations Act (British Columbia) relating to the solvency of Lions Gate before and after the payment of a dividend and (b) the terms of its credit facility, second lien term loan and the indenture governing its notes. Holders of non-voting shares have no preemptive rights (except for certain holders party to an investor rights agreement with Lions Gate entered into in November 2015), conversion rights or redemption rights and are not subject to further assessment by Lions Gate. In addition, when a dividend is declared and paid to holders of voting shares, Lions Gate will also declare and pay a dividend equally to the holders of non-voting shares, on a share for share basis, without preference or priority.

If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of the non-voting shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding class of shares ranking senior or pari passu to the non-voting shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.

The holders of the Lions Gate non-voting shares shall be entitled to receive notice of and to attend, but, subject to specific circumstances prescribed by the Business Corporations Act (British Columbia) or, if applicable, as stipulated by stock exchanges including the NYSE, shall not be entitled to vote, at any and all meetings of the shareholders of Lions Gate.

Preference shares

Lions Gate may issue, from time to time, without shareholder approval (subject to applicable stock exchange rules), preference shares in one or more series. At the close of business on February 7, 2018, Lions Gate did not have any preference shares issued and outstanding. For each series of preference shares, Lions Gate’s Board of Directors is authorized to fix the number of preference shares in, and to determine the designation of, the preference shares of that series. Lions Gate’s Board of Directors is also authorized to create, define and attach special rights and restrictions to the preference shares of each series.

Our Articles

Advance Notice Procedures

Our Articles establish an advance notice procedure for “special business” to be brought before an annual meeting of shareholders. For special business, advance notice describing the special business to be discussed at the meeting must be provided and that notice must include any documents to be approved or ratified as an addendum.

Meeting of Shareholders

Our Articles provide for annual shareholder meetings and state that directors may call a shareholder meeting whenever they might deem such a meeting appropriate.

Business Corporations Act (British Columbia)

Advance Notice Procedures

Under the Business Corporations Act (British Columbia), shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to Lions Gate in advance of any proposed meeting by delivering a timely written notice in proper form to our secretary or other appropriate officer. The notice must include information on the business the shareholder intends to bring before the meeting.

Shareholder Requisitioned Meeting

Under the Business Corporations Act (British Columbia), shareholders holding 5% or more of our outstanding common shares may request the directors to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the directors do not call the meeting within the timeframes specified in the Business Corporations Act (British Columbia), the shareholder can call the meeting and we must reimburse the costs.

Removal of Directors and Increasing Board Size

Under the Business Corporations Act (British Columbia) and our Articles, directors may be removed by shareholders passing a special resolution. The directors may remove a director convicted of an indictable offense, or if a director ceases to be qualified to act as a director and does not promptly resign. Further, under our Articles, the directors may appoint additional directors up to one-third of the number of directors elected by the shareholders.

Canadian Securities Laws

Lions Gate is a reporting issuer in certain provinces of Canada and, therefore, subject to the securities laws in each province in which it reports. Canadian securities laws require reporting of share purchases and sales by shareholders beneficially holding, directly or indirectly, more than 10% of our voting shares or non-voting shares. Any shareholder beneficially holding, directly or indirectly, more than 10% of our outstanding voting shares or non-voting shares must also advise on its intentions for their holdings through public disclosures. Canadian securities laws will also govern how any offer to acquire our equity or voting shares would be conducted.

Transfer Agent and Registrar

AST Trust Company (Canada) serves as Lions Gate’s transfer agent and registrar for our voting shares and non-voting shares.

Listing

Our voting shares are quoted on the NYSE under the symbol “LGF.A”. Our non-voting shares are quoted on the NYSE under the symbol “LGF.B”.

LEGAL MATTERS

Dentons Canada LLP, Vancouver, British Columbia will pass upon the validity of the voting shares and non-voting shares offered hereby, as well as certain other legal matters.

EXPERTS

The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2017 (including the schedule appearing therein), and the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pop Media Group, LLC appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2017, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The financial statements of Studio 3 Partners LLC, incorporated in this Prospectus by reference to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. For further information regarding us and the securities offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also read and copy our reports and other information filed with the SEC at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Our internet address is www.lionsgate.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this supplement or any other report or document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering covered by this prospectus.

•	our annual report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on May 25, 2017;

•	our quarterly reports on Form 10-Q for the quarters ended June 30, 2017, filed with the SEC on August 8, 2017, September 30, 2017, filed with the SEC on November 9, 2017, and December 31, 2017, filed with the SEC on February 8, 2018;

•	our definitive proxy statement filed with the SEC on July 28, 2017 (but only with respect to information required by Part III of our annual report on Form 10-K for the fiscal year ended March 31, 2017);

•	our current reports on Form 8-K filed with the SEC (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations) on April 5, 2017, May 15, 2017, September 15, 2017 (with respect to Item 5.07 only), December 8, 2017, December 11, 2017 and December 15, 2017; and

•	the description of our voting shares and non-voting shares contained in our Registration Statement on Form 8-A filed on November 29, 2016 (Commission File No. 001-14880), and any amendment or report filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the SEC, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Investor Relations Department

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(310) 449-9200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Lions Gate Entertainment Corp.

266,667 Class A Voting Shares

278,334 Class B Non-Voting Shares

February 8, 2018

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$2,128
Accounting fees and expenses	*
Legal fees and expenses	*
Printing fees	*

Total	*

*	Estimated expenses (other than SEC registration fee) are not presently known.

Item 15.	Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia), Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate’s request as a director or officer of another corporation, or for an affiliate, of Lions Gate, and his heirs and personal or other legal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Other forms of indemnification may be made only with court approval.

In accordance with the Articles of Lions Gate, subject to the Business Corporations Act (British Columbia), the Company must indemnify a director, officer, former director and former officer of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. In addition, subject to the Business Corporations Act (British Columbia), the Company may indemnify any other person. We have entered into indemnity agreements with our directors, executive officers, and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by our Articles and the Business Corporations Act (British Columbia).

Lions Gate’s Articles permit Lions Gate, subject to the limitations contained in the Business Corporations Act (British Columbia), to purchase and maintain insurance on behalf of any person (or his or her heirs or legal personal representatives) who: (a) is or was a director, officer, employee or agent of the Company; (b) is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (c) at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (d) at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position. Lions Gate, however, only maintains directors and officer’s liability insurance and corporate reimbursement insurance.

The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate’s Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

Lions Gate has entered into indemnity agreements with its directors and officers that are in compliance with the British Corporations Act (British Columbia).

A directors’ and officers’ insurance policy insures each of the Company’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions. This is in addition to the insurance coverage that the Company maintains in the event it is required to indemnify a director or officer for indemnifiable claims.

Item 16.	Exhibits

See Index to Exhibits which is hereby incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles (incorporated by reference to Exhibit 3.1 to Lions Gate’s Current Report on Form 8-K as filed on December 8, 2016)

3.2	Notice of Articles (incorporated by reference as Exhibit 3.1 to Lions Gate’s Amendment No. 1 to Current Report on Form 8-K/A, as filed on December 9, 2016)

3.3	Vertical Short Form Amalgamation Application (incorporated by reference to Exhibit 3.3 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

3.4	Certificate of Amalgamation (incorporated by reference to Exhibit 3.4 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as filed on May 30, 2007)

5.1*	Opinion of Dentons Canada LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Lions Gate Entertainment Corp.)

23.2*	Consent of Ernst & Young LLP, Independent Auditors (with respect to financial statements of Pop Media Group, LLC)

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Accountants (with respect to financial statements of Studio 3 Partners LLC)

23.4*	Consent of Dentons Canada LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page to the registration statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on this 8th day of February, 2018.

Lions Gate Entertainment Corp.

By:	/s/ James W. Barge
James W. Barge Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jon Feltheimer, Michael Burns and James W. Barge, severally and not jointly, as his or her attorneys-in-fact and agents, each acting alone, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-3, and to file such amendments or supplements, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or their substitute or substitutes, may do or cause to be done by virtue hereof. Each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James W. Barge James W. Barge	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer and Authorized Representative in the United States)	February 8, 2018

/s/ Michael Burns Michael Burns	Vice Chairman, Director	February 8, 2018

/s/ Gordon Crawford Gordon Crawford	Director	February 8, 2018

/s/ Arthur Evrensel Arthur Evrensel	Director	February 8, 2018

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Director	February 8, 2018

/s/ Emily Fine Emily Fine	Director	February 8, 2018

/s/ Michael T. Fries Michael T. Fries	Director	February 8, 2018

/s/ Sir Lucian Grainge Sir Lucian Grainge	Director	February 8, 2018

/s/ Dr. John C. Malone Dr. John C. Malone	Director	February 8, 2018

/s/ G. Scott Paterson G. Scott Paterson	Director	February 8, 2018

/s/ Mark H. Rachesky Mark H. Rachesky, M.D.	Chairman of the Board of Directors	February 8, 2018

Name	Title	Date
/s/ Daryl Simm Daryl Simm	Director	February 8, 2018

/s/ Hardwick Simmons Hardwick Simmons	Director	February 8, 2018

/s/ David M. Zaslav David M. Zaslav	Director	February 8, 2018